As filed with the Securities and Exchange Commission on May 2, 1997

                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                                 ---------------

                           AERIAL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   39-1706857
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

                     8410 West Bryn Mawr Avenue, Suite 1100
                             Chicago, Illinois                     60631
               (Address of Principal Executive Offices)          (Zip Code)

                           Aerial Communications, Inc.
                  Compensation Plan for Non-Employee Directors
                            (Full title of the plan)

                              LeRoy T. Carlson, Jr.
                                    Chairman
                           Aerial Communications, Inc.
                      c/o Telephone and Data Systems, Inc.
                       30 North LaSalle Street, Suite 4000
                             Chicago, Illinois 60602
                     (Name and address of agent for service)
                                 (312) 630-1900
                          (Telephone number, including
                        area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

Title of                          Proposed         Proposed
Securities       Amount           Maximum          Maximum           Amount of
to be            to be            Offering Price   Aggregate       Registration
Registered       Registered (1)   Per Share        Offering Price      Fee

Common Shares,
$1.00 par value  20,000 Shares    $4.69 (2)         $93,750         $28.41
=============== ================ ================ ============== ===============

(1) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of such Plan and, if interests in the above-referenced Plan are deemed to constitute separate securities, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the above-referenced Plan.

(2) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the Nasdaq National Market on May 2, 1997, pursuant to Rule 457(h)(1) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         -----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         ------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents which have heretofore been filed by Aerial Communications, Inc. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The description of the Common Shares, par value $1.00 per share ("Common Shares"), of the Company contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 19, 1996.

         2. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         3. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

         All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.
         -------------------------

         See Item 3.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Certain legal matters relating to the securities registered hereby will be addressed by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. The Company is controlled by Telephone and Data Systems, Inc. ("TDS") which is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of such voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS, the Company and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS, the Company and certain other subsidiaries of TDS, Stephen P. Fitzell, the Secretary of certain subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of TDS, are partners of Sidley & Austin.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred. Article XI of the Company's Restated Certificate of Incorporation provides for the indemnification of directors, officers and employees of the Company within the limitations of Section 145.

         In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of the provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

         The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where the Company cannot directly provide indemnification under DGCL.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is not intended to be qualified under
Section 401(a) of the Internal Revenue Code.

Item 9.  Undertakings.
         ------------

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by Section 10(a)(3) of the 1933;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         5. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is,
                  therefore, unenforceable. In the event   that  a  claim  for
                  indemnification   against   such liabilities (other than the
                  payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 2nd day of May, 1997.


                                  AERIAL COMMUNICATIONS, INC.

                                  By:      /s/ Donald W. Warkentin
                                           -------------------------------------
                                           Donald W. Warkentin
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

                  The    undersigned    officers   and   directors   of   Aerial
Communications, Inc. hereby severally constitute and appoint LeRoy T. Carlson, Jr. and Donald W. Warkentin, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for us in our names in the capacities indicated below, all amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Aerial Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission in connection with this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 2nd day of May, 1997.


     /s/ Donald W. Warkentin         President and Chief Executive Officer
     --------------------------      (Principal Executive Officer) and Director
     Donald W. Warkentin

     /s/ J. Clarke Smith             Vice President-Finance and Administration
     --------------------------      and Chief Financial Officer (Principal
     J. Clarke Smith                 Financial Officer), Treasurer and Director

     /s/ LeRoy T. Carlson, Jr.       Chairman and Director
     --------------------------
     LeRoy T. Carlson, Jr.

     /s/ LeRoy T. Carlson            Director
     --------------------------
     LeRoy T. Carlson

     /s/ Murray L. Swanson           Director
     --------------------------
     Murray L. Swanson

     /s/ Rudolph E. Hornacek         Director
     --------------------------
     Rudolph E. Hornacek

     /s/ James Barr III              Director
     --------------------------
     James Barr III

     /s/ Walter C.D. Carlson         Director
     --------------------------
     Walter C.D. Carlson

     /s/ Thomas W. Wilson, Jr.       Director
     --------------------------
     Thomas W. Wilson, Jr.

     /s/ John D. Foster              Director
     --------------------------
     John D. Foster

     /s/ B. Scott Dailey             Controller (Principal Accounting Officer)
     --------------------------
     B. Scott Dailey

                                  EXHIBIT INDEX


                  The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.                                       Description
--------          --------------------------------------------------------------
  4.1             Restated Certificate  of Incorporation of the Company, as
                  amended, is hereby incorporated herein by reference to Exhibit
                  3.1 to the Company's Form 8-K dated November 20, 1996.

  4.2 Bylaws of the Company is hereby incorporated herein by reference to Exhibit 3.2 to the Company's Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-1514)

  5               Opinion of Counsel

 23.1             Consent of Independent Public Accountants

 23.2             Consent of Counsel (contained in Exhibit 5)

 24               Powers of Attorney (included on signature page)

 99.1             Aerial Communications, Inc. Compensation Plan for Non-Employee
                  Directors